EXHIBIT 99.1

FISCAL 2005 THIRD QUARTER EARNINGS ANNOUNCEMENT

FROM:	KENNAMETAL INC.
P.O. Box 231
Latrobe, PA 15650
724-539-6141

Investor Relations
Contact: Beth A. Riley

Media Relations
Contact: Joy Chandler

DATE:	April 27, 2005
FOR RELEASE:	Immediate

KENNAMETAL REPORTS STRONG THIRD QUARTER RESULTS

—	Q3 05 sales up 14 percent

—	Adjusted Earnings per diluted share (EPS) of $0.92, up 39 percent

—	Adjusted EPS outlook for FY05 increased to $3.17 — $3.22

LATROBE, Pa., April 27, 2005- Kennametal Inc. (NYSE: KMT) today reported fiscal 2005 third-quarter adjusted EPS of $0.92 compared with prior year reported EPS of $0.66 and original guidance of $0.80 to $0.85. Third quarter reported EPS of $0.80 includes $0.12 of charges related to the Full Service Supply (FSS) divestiture.

For the first nine months of fiscal 2005, adjusted EPS were $2.26 compared with prior year adjusted EPS of $1.34. Reported EPS for the current period were $2.15 and include special items totaling $0.11 related to the FSS divestiture. Prior year period reported EPS were $1.20 and included special items totaling $0.14.

Kennametal Chairman, President and Chief Executive Officer, Markos I. Tambakeras, said, “Building on the momentum of the first half, we sustained a robust rate of growth on top of the 14 percent growth posted in the third quarter of fiscal 2004. As a result, we delivered the highest quarterly sales and earnings in Kennametal’s history, while continuing to generate strong cash flow. Consistent execution of our strategies through the Kennametal Value Business System supported growth in every geography and nearly every market, despite our modest automotive exposure—representing only 18 percent of sales, less than half of which is in North America. We also continued to proactively improve the growth and profitability profile of our portfolio with the Extrude Hone acquisition and the announced divestiture of the Full Service Supply business.”

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Highlights of the Fiscal 2005 Third Quarter

•	Sales of $597 million up 14 percent versus the same quarter last year, including 12 percent organic sales growth, 3 percent benefit from foreign currency exchange and 2 percent from acquisitions offset by 3 percent from fewer workdays.

•	Reported net income was $31 million versus $24 million, as improved sales volume was leveraged against a more productive operating structure offset by charges related to the FSS divestiture.

•	Net cash flow from operations was $66 million versus $54 million last year. Free operating cash flow was $45 million versus the prior year level of $41 million due primarily to increased operating leverage.

•	Debt to capital decreased to 32 percent versus 37 percent at the end of the prior year quarter, including the impact of the Extrude Hone acquisition.

•	Adjusted Return on Invested Capital improved 290 basis points to 9.1 percent versus 6.2 percent in the prior year.

•	Completed the acquisition of Extrude Hone Corporation for approximately $133.6 million, net of acquired cash and direct acquisition costs.

Highlights of First Nine Months of Fiscal 2005

•	Sales of $1.7 billion up 18 percent on 14 percent organic sales growth, 3 percent benefit from foreign currency exchange and 2 percent from acquisitions offset by 1 percent from fewer workdays.

•	Reported net income was $82 million versus $44 million in the same period last year, reflecting the benefits of increased operating leverage, partially offset by charges related to the FSS divestiture.

•	Net cash flow from operations was $150 million versus $109 million last year. Free operating cash flow totaled $96 million for the nine-month period versus $76 million in last year’s comparable period, due to growth in cash from operations offset by increased capital spending.

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Divestiture

As previously announced, Kennametal Inc. has signed a definitive agreement to sell its FSS business unit. During the quarter ended March 31, 2005, the Company recognized an impairment charge related to FSS goodwill of $5 million and recorded a loss on assets held for sale of $1 million. The impact on EPS was $0.12 during the quarter and $0.11 for the nine-month period.

This transaction is expected to close during Kennametal’s Fiscal 2005 fourth quarter.

Outlook

Tambakeras said, “We are pleased to be on pace for a record year of sales and earnings, and remain steadfastly focused on delivering superior shareowner value.”

Organic sales for the fourth quarter of fiscal 2005 are expected to grow 9 to 11 percent, despite significantly tougher comparisons. Reported EPS is expected to be $0.90 to $0.95. The effective tax rate for the fourth quarter is expected to be approximately 36 percent (this is an increase versus prior expectations of 32 percent). The full year rate is expected to be approximately 33 percent. As stated previously, the execution of our business strategy, as well as the impact of tax planning, will result in fluctuations of the tax rate from quarter to quarter.

Kennametal anticipates net cash flow provided by operating activities of approximately $190 to $215 million, or between 8 and 9 percent of sales, in fiscal 2005. Purchases of property, plant and equipment, net of proceeds from disposals of property, plant and equipment are still expected to be approximately $75 to $80 million. Adjusting net cash flow provided by operating activities for the above items, Kennametal expects to generate between $115 and $130 million of free operating cash flow for fiscal 2005.

Kennametal advises shareowners to note monthly order trends, for which the company makes a disclosure ten business days after the conclusion of each month. This information is available on the Investor Relations section of Kennametal’s corporate web site at www.kennametal.com.

Dividend Declared
Kennametal also announced its Board of Directors declared a quarterly cash dividend of $0.17 cents per share, payable May 24, 2005, to shareowners of record as of the close of business on May 9, 2005.

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Third quarter results will be discussed in a live Internet broadcast at 10:00 a.m. (Eastern) today. Access the live or archived conference by visiting the Investor Relations section of Kennametal’s corporate web site at www.kennametal.com.

This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by the fact they use words such as “should,” “anticipate,” “estimate,” “approximate,” “expect,” “may,” “will,” “project,” “intend,” “plan,” “believe,” and others words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements are likely to relate to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position and product development, which are based on current expectations that involve inherent risks and uncertainties, including factors that could delay, divert or change any of them in the next several years. Although it is not possible to predict or identify all factors, they may include the following: global economic conditions; future terrorist attacks; epidemics; risks associated with integrating and divesting businesses and achieving the expected savings and synergies; demands on management resources; risks associated with international markets such as currency exchange rates, and social and political environments; competition; labor relations; commodity prices; demand for and market acceptance of new and existing products; and risks associated with the implementation of restructuring plans and environmental remediation matters. We can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.

Kennametal Inc. (NYSE:KMT) is the world’s premier supplier of tooling, engineered components and advanced materials consumed in production processes. The company improves customers’ competitiveness by providing superior economic returns through the delivery of application knowledge and advanced technology to master the toughest of materials application demands. Companies producing everything from airframes to coal, from medical implants to oil wells and from turbochargers to motorcycle parts recognize Kennametal for extraordinary contributions to their value chains. Customers buy over $2.2 billion annually of Kennametal products and services—delivered by our 14,000 talented employees in over 60 countries—with almost 50 percent of these revenues coming from outside the United States. Visit us at www.Kennametal.com.

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FINANCIAL HIGHLIGHTS

Consolidated Statements of Income (Unaudited)

	Quarter Ended		Nine Months Ended
(in thousands, except per share amounts)	March 31,		March 31,
	2005	2004	2005	2004
Sales	$597,355	$524,230	$1,685,009	$1,429,583

Cost of goods sold (1)	386,094	348,376	1,118,939	961,990

Gross profit	211,261	175,854	566,070	467,593

Operating expense (2)	147,968	132,218	418,430	378,180

Restructuring and asset impairment charges(3)	4,707	—	4,707	3,670

Amortization of intangibles	723	614	1,894	1,570

Operating income	57,863	43,022	141,039	84,173

Interest expense	6,803	6,332	19,380	19,479

Other expense (income), net (4)	28	508	(2,786)	(2,010)

Income before provision for income taxes and minority interest	51,032	36,182	124,445	66,704

Provision for income taxes	18,933	11,579	39,540	21,345

Minority interest	1,449	533	3,354	1,632

Net income	$30,650	$24,070	$81,551	$43,727

Basic earnings per share	$0.83	$0.67	$2.22	$1.23

Diluted earnings per share	$0.80	$0.66	$2.15	$1.20

Dividends per share	$0.17	$0.17	$0.51	$0.51

Basic weighted average shares outstanding	37,093	35,828	36,736	35,589

Diluted weighted average shares outstanding	38,253	36,662	37,935	36,307

1)	For the nine months ended March 31, 2004, these amounts include charges of $0.1 million for integration activities related to the Widia acquisition, $2.9 million related to restructuring programs, and $0.8 million for a pension curtailment.

2)	For the quarter and nine months ended March 31, 2005, these amounts include a loss on assets held for sale of $1.5 million. For the nine months ended March 31, 2004, these amounts include charges of $1.4 million for integration activities related to the Widia acquisition, $1.8 million related to a reserve for a note receivable from a divestiture of a business by Kennametal in 2002, and $0.5 million related to a pension curtailment.

3)	For the quarter and nine months ended March 31, 2005, these amounts include $4.7 million related to a FSS goodwill impairment charge. For the nine months ended March 31, 2004, these amounts include $3.7 million related to restructuring programs.

4)	For the nine months ended March 31, 2004, these amounts include income of $4.4 million related to a gain on the sale of Toshiba Tungaloy investment and a charge of $0.2 million on a reserve for a note receivable from a divestiture of a business by Kennametal in 2002.

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FINANCIAL HIGHLIGHTS (Continued)

In addition to reported results under generally accepted accounting principles in the United States of America (GAAP), the following financial highlight tables also include, where appropriate, a reconciliation of results excluding special items, free operating cash flow, debt to capital, and adjusted return on invested capital (which are non-GAAP measures), to the most directly comparable GAAP measures. Management believes that the investor should have available the same information that management uses to assess operating performance, determine compensation, and assess the capital structure of the Company. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.

RECONCILIATION TO GAAP – QUARTER ENDED MARCH 31, 2005 (Unaudited)

				Other		Diluted
		Operating	Operating	(Income) /	Net	Earnings
	Gross Profit	Expense	Income	Expense	Income	Per Share
2005 Reported Results	$211,261	$147,968	$57,863	$28	$30,650	$0.80
FSS goodwill impairment charge	—	—	4,707	—	3,306	0.09
Loss on assets held for sale	—	(1,546)	1,546	—	1,086	0.03

2005 Results, excluding special items	$211,261	$146,422	$64,116	$28	$35,042	$0.92

     Reported EPS for the quarter ended March 31, 2005 of $0.80 is up 21 percent from reported EPS of $0.66 for the quarter ended March 31, 2004. Adjusted EPS for the quarter ended March 31, 2005 of $0.92 is up 39 percent from reported EPS of $0.66 for the quarter ended March 31, 2004.

RECONCILIATION TO GAAP – NINE MONTHS ENDED MARCH 31, 2005 (Unaudited)

				Other		Diluted
		Operating	Operating	(Income) /	Net	Earnings
	Gross Profit	Expense	Income	Expense	Income	Per Share
2005 Reported Results	$566,070	$418,430	$141,039	$(2,786)	$81,551	$2.15
FSS goodwill impairment charge	—	—	4,707	—	3,277	0.08
Loss on assets held for sale	—	(1,546)	1,546	—	1,076	0.03

2005 Results, excluding special items	$566,070	$416,884	$147,292	$(2,786)	$85,904	$2.26

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FINANCIAL HIGHLIGHTS (Continued)

For the quarter ended March 31, 2004, there were no special items.

RECONCILIATION TO GAAP – NINE MONTHS ENDED MARCH 31, 2004 (Unaudited)

				Other		Diluted
		Operating	Operating	(Income) /	Net	Earnings
	Gross Profit	Expense	Income	Expense	Income	Per Share
2004 Reported Results	$467,593	$378,180	$84,173	$(2,010)	$43,727	$1.20

MSSG restructuring	2,850	—	5,023	—	3,416	0.10

AMSG restructuring	—	—	1,497	—	1,018	0.03

Widia integration costs – MSSG	63	(1,448)	1,511	—	1,027	0.03
Widia integration costs — AMSG	48	—	48	—	33	—
Pension curtailment	779	(520)	1,299	—	883	0.02
Gain on Toshiba investment	—	—	—	4,397	(2,990)	(0.08)
Note receivable	—	(1,817)	1,817	(183)	1,360	0.04

2004 Results, excluding special items	$471,333	$374,395	$95,368	$2,204	$48,474	$1.34

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FINANCIAL HIGHLIGHTS (Continued)

SEGMENT DATA (Unaudited):

	Quarter Ended		Nine Months Ended
	March 31,		March 31,
	2005	2004	2005	2004
Outside Sales:
Metalworking Solutions and Services Group	$357,197	$317,506	$1,009,297	$872,128
Advanced Materials Solutions Group	135,460	111,464	375,673	299,846
J&L Industrial Supply	67,054	60,074	189,809	158,554
Full Service Supply	37,644	35,186	110,230	99,055

Total Outside Sales	$597,355	$524,230	$1,685,009	$1,429,583

Sales By Geographic Region:
Within the United States	$323,484	$289,506	$926,791	$791,151
International	273,871	234,724	758,218	638,432

Total Sales by Geographic Region	$597,355	$524,230	$1,685,009	$1,429,583

Operating Income (Loss), as reported:
Metalworking Solutions and Services Group	$53,555	$36,751	$135,150	$82,937
Advanced Materials Solutions Group	22,211	15,146	50,613	36,375
J&L Industrial Supply	7,915	6,419	19,502	13,410
Full Service Supply	(5,036)	376	(4,370)	(64)
Corporate and eliminations (1)	(20,782)	(15,670)	(59,856)	(48,485)

Total Operating Income, as reported	$57,863	$43,022	$141,039	$84,173

Operating Income (Loss), excluding special items:
Metalworking Solutions and Services Group	$53,555	$36,751	$135,150	$89,471
Advanced Materials Solutions Group	22,211	15,146	50,613	37,920
J&L Industrial Supply	7,915	6,419	19,502	13,410
Full Service Supply	1,217	376	1,883	(64)
Corporate and eliminations (1)	(20,782)	(15,670)	(59,856)	(45,369)

Total Operating Income, excluding special items	$64,116	$43,022	$147,292	$95,368

(1)	Includes corporate functional shared services and intercompany eliminations.

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FINANCIAL HIGHLIGHTS (Continued)

OPERATING INCOME (LOSS) RECONCILIATION (Unaudited) :

	QUARTER ENDED MARCH 31,
	MSSG	AMSG	J&L	FSS	Corp & Elim	Total
2005 Reported Operating Income (Loss)	$53,555	$22,211	$7,915	$(5,036)	$(20,782)	$57,863
FSS goodwill impairment charge	—	—	—	4,707	—	4,707
Loss on assets held for sale	—	—	—	1,546	—	1,546

2005 Operating Income (Loss), excluding special items	$53,555	$22,211	$7,915	$1,217	$(20,782)	$64,116

	NINE MONTHS ENDED MARCH 31,
	MSSG	AMSG	J&L	FSS	Corp & Elim	Total
2005 Reported Operating Income (Loss)	$135,150	$50,613	$19,502	$(4,370)	$(59,856)	$141,039
FSS goodwill impairment charge	—	—	—	4,707	—	4,707
Loss on assets held for sale	—	—	—	1,546	—	1,546

2005 Operating Income (Loss), excluding special items	$135,150	$50,613	$19,502	$1,883	$(59,856)	$147,292

For the quarter ended March 31, 2004, there were no special items.

	NINE MONTHS ENDED MARCH 31,
	MSSG	AMSG	J&L	FSS	Corp & Elim	Total
2004 Reported Operating Income (Loss)	$82,937	$36,375	$13,410	$(64)	$(48,485)	$84,173
Restructuring	5,023	1,497	—	—	—	6,520
Widia integration costs	1,511	48	—	—	—	1,559
Pension curtailment	—	—	—	—	1,299	1,299
Note receivable	—	—	—	—	1,817	1,817

2004 Operating Income (Loss), excluding special items	$89,471	$37,920	$13,410	$(64)	$(45,369)	$95,368

RECONCILIATION TO FREE OPERATING CASH FLOW INFORMATION (Unaudited) :

	Quarter Ended		Nine Months Ended
	March 31,		March 31,
	2005	2004	2005	2004
Net income	$30,650	$24,070	$81,551	$43,727
Other non-cash items	12,332	4,238	16,565	15,457
Depreciation and amortization	16,931	16,913	48,540	48,753
Change in inventory	(8,751)	(1,969)	(21,481)	13,468
Change in accounts receivable	(29,766)	(26,610)	(14,774)	(3,213)
Change in accounts payable	12,340	18,260	991	9,080
Change in other assets and liabilities	32,569	19,222	38,339	(17,805)

Net cash flow provided by operating activities	66,305	54,124	149,731	109,467

Purchase of property, plant and equipment	(21,523)	(14,207)	(57,292)	(36,060)
Proceeds from disposals of property, plant and equipment	579	610	3,912	2,998

Free operating cash flow	$45,361	$40,527	$96,351	$76,405

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FINANCIAL HIGHLIGHTS (Continued)

CONDENSED BALANCE SHEETS (Unaudited) :

	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04
ASSETS

Cash and equivalents	$34,792	$32,168	$28,688	$25,940	$27,528
Trade receivables, net of allowance	382,188	367,940	369,008	364,725	357,795
Receivables securitized	(120,749)	(115,253)	(115,309)	(117,480)	(108,916)

Accounts receivable, net	261,439	252,687	253,699	247,245	248,879
Inventories	408,713	421,183	404,478	388,077	387,202
Deferred income taxes	98,063	99,731	96,144	95,240	88,480
Current assets held for sale	50,469	—	—	—	—
Other current assets	32,353	39,605	37,178	40,443	38,803

Total current assets	885,829	845,374	820,187	796,945	790,892
Property, plant and equipment, net	512,806	506,253	487,616	484,475	481,793
Goodwill and intangible assets, net	661,908	543,062	546,487	542,014	554,614
Assets held for sale	2,715	—	—	—	—
Other assets	135,873	133,451	115,733	115,229	57,743

Total	$2,199,131	$2,028,140	$1,970,023	$1,938,663	$1,885,042

LIABILITIES
Short-term debt, including notes payable	$56,225	$28,888	$116,446	$126,807	$8,193
Accounts payable	142,268	142,465	146,543	148,216	132,246
Current liabilities held for sale	14,437	—	—	—	—
Accrued liabilities	245,534	226,568	217,636	211,504	200,304

Total current liabilities	458,464	397,921	480,625	486,527	340,743
Long-term debt	428,943	376,268	318,989	313,400	486,119
Deferred income taxes	91,088	56,340	65,973	67,426	39,132
Other liabilities	179,786	174,855	162,627	167,926	192,546

Total liabilities	1,158,281	1,005,384	1,028,214	1,035,279	1,058,540

MINORITY INTEREST	19,664	19,249	17,377	16,232	16,598

SHAREOWNERS’ EQUITY	1,021,186	1,003,507	924,432	887,152	809,904

Total	$2,199,131	$2,028,140	$1,970,023	$1,938,663	$1,885,042

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FINANCIAL HIGHLIGHTS (Continued)

Debt to Capital Reconciliation (Unaudited):

	March 31,
	2005	2004
Total debt	$485,168	$494,312
Total shareowners’ equity	1,021,186	809,904

Debt to equity, GAAP	47.5%	61.0%

Total debt	$485,168	$494,312

Minority interest	19,664	16,598
Total shareowners’ equity	1,021,186	809,904

Total capital	$1,526,018	$1,320,814

Debt to Capital	31.8%	37.4%

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FINANCIAL HIGHLIGHTS (Continued)

RETURN ON INVESTED CAPITAL (Unaudited):

For the Period Ended March 31, 2005

	3/31/2005	12/31/2004	9/30/2004	6/30/2004	3/31/2004	Average

Invested Capital
Debt	$485,168	$405,156	$435,435	$440,207	$494,312	$452,056
Accounts receivable securitized	120,749	115,253	115,309	117,480	108,916	115,541
Minority interest	19,664	19,249	17,377	16,232	16,598	17,824
Shareowners’ equity	1,021,186	1,003,507	924,432	887,152	809,904	929,236

Total	$1,646,767	$1,543,165	$1,492,553	$1,461,071	$1,429,730	$1,514,657

			Quarter Ended
	3/31/2005	12/31/2004	9/30/2004	6/30/2004	Total

Interest Expense
Interest expense	$6,803	$6,121	$6,456	$6,405	$25,785
Securitization interest	868	757	580	443	2,648

Total interest expense	$7,671	$6,878	$7,036	$6,848	$28,433

Income tax benefit					9,099

Total Interest Expense, net of tax					$19,334

	Quarter Ended
	3/31/2005	12/31/2004	9/30/2004	6/30/2004	Total

Total Income
Net Income, as reported	$30,650	$28,181	$22,720	$29,852	$111,403

Restructuring and asset impairment charges	3,306	—	—	—	3,306
Loss on assets held for sale	1,086	—	—	—	1,086
Minority interest expense	1,449	928	977	(36)	3,318

Total Income, excluding special items	$36,491	$29,109	$23,697	$29,816	$119,113

Total Income, excluding special items					$119,113
Total Interest Expense, net of tax					19,334

					$138,447
Average invested capital					$1,514,657

Adjusted Return on Invested Capital					9.1%

Return on Invested Capital calculated utilizing Net Income, as reported is as follows:
Net Income, as reported					$111,403
Total Interest Expense, net of tax					19,334

					$130,737
Average invested capital					$1,514,657

Return on Invested Capital					8.6%

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FINANCIAL HIGHLIGHTS (Continued)

RETURN ON INVESTED CAPITAL (Unaudited):

For the Period Ended March 31, 2004

	3/31/2004	12/31/2003	9/30/2003	6/30/2003	3/31/2003	Average

Invested Capital
Debt	$494,312	$481,327	$520,138	$525,687	$580,135	$520,320
Accounts receivable securitized	108,916	101,422	95,318	99,316	93,614	99,717
Minority interest	16,598	16,286	16,089	18,880	18,070	17,185
Shareowners’ equity	809,904	791,442	746,562	721,577	756,511	765,199

Total	$1,429,730	$1,390,477	$1,378,107	$1,365,460	$1,448,330	$1,402,421

			Quarter Ended
	3/31/2004	12/31/2003	9/30/2003	6/30/2003	Total

Interest Expense
Interest expense	$6,332	$6,547	$6,600	$9,108	$28,587
Securitization interest	356	483	397	413	1,649

Total interest expense	$6,688	$7,030	$6,997	$9,521	$30,236

Income tax benefit					9,676

Total interest expense, net of tax					$20,560

			Quarter Ended
	3/31/2004	12/31/2003	9/30/2003	6/30/2003	Total

Total Income
Net income, as reported	$24,070	$10,892	$8,764	$(4,868)	$38,858

Minority interest expense	533	404	695	74	1,706
MSSG restructuring	—	1,109	2,307	2,194	5,610
AMSG restructuring	—	1,018	—	857	1,875
Corporate restructuring	—	—	—	(69)	(69)
J&L restructuring	—	—	—	(45)	(45)
Widia integration costs — MSSG	—	—	1,027	1,758	2,785
Widia integration costs — AMSG	—	—	33	818	851
AMSG electronics impairment	—	—	—	15,269	15,269
Pension curtailment	—	883	—	—	883
Gain on Toshiba investment	—	(2,990)	—	—	(2,990)
Note receivable	—	1,360	—	—	1,360

Total Income, excluding special items	$24,603	$12,676	$12,826	$15,988	$66,093

Total Income, excluding special items					$66,093
Total Interest Expense, net of tax					20,560

					$86,653
Average invested capital					$1,402,421

Adjusted Return on Invested Capital					6.2%

Return on Invested Capital calculated utilizing Net Income, as reported is as follows:
Net Income, as reported					$38,858
Total Interest Expense, net of tax					20,560

					$59,418
Average invested capital					$1,402,421

Return on Invested Capital					4.2%

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